Exhibit 99.1

Ethan Allen Reports Strong Fiscal 2023 First Quarter Results

DANBURY, CT – OCTOBER 26, 2022 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) today reported its financial and business results for its fiscal 2023 first quarter ended September 30, 2022.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased with our fiscal 2023 first quarter results. Our sales increased 17.7% to $214.5 million and our diluted earnings per share increased by 48.1% to $1.17. We are also pleased to generate strong operating cash flow of $38.4 million during the quarter and returned $20.9 million to shareholders through cash dividends. We benefited from efficiencies throughout our vertically integrated structure and a higher backlog of orders.”

Mr. Kathwari continued, “Moving forward we are well-positioned to manage the challenging trends within the global economy. As we celebrate 90 years of innovation, our focus is on the continued strengthening of our vertically integrated structure. This includes our interior design network with major advancements in technology, accelerating introductions of relevant offerings, expanding our marketing and continuing to invest in our North American manufacturing and logistics. About 75% of our products are made in our North American workshops.”

FISCAL 2023 FIRST QUARTER HIGHLIGHTS*

●	Consolidated net sales growth of 17.7% to $214.5 million
o	Retail net sales of $183.7 million increased 18.5%
o	Wholesale net sales of $114.7 million increased 4.8%

●	Written order trends
o	Retail segment written orders increased 7.4% compared with the pre-pandemic first quarter of fiscal 2020; down 8.6% compared with the first quarter of fiscal 2022
o	Wholesale segment written orders were 0.1% lower than the first quarter of fiscal 2020; declined 7.2% from a year ago

●

Consolidated gross margin increased to 60.4%, up from 59.9% a year ago due to a change in sales mix with the Retail segment becoming a larger portion, a favorable product mix, product pricing actions taken and higher manufacturing productivity and efficiency

●

Operating margin of 18.5%; adjusted operating margin of 17.6% compared with 15.2% last year due to strong net sales growth, retail and wholesale gross margin expansion and controlling costs by leveraging cost reductions partially offset by higher delivery, freight and marketing costs; selling, general and administrative expenses decreased from 44.7% of net sales to 42.9%, reflecting the Company’s operating leverage

●	Diluted EPS of $1.17 compared with $0.79; adjusted diluted EPS of $1.11 increased 38.8%

●	Generated $38.4 million of cash from operating activities; cash and short-term investments totaled $142.4 million with no debt outstanding

●	Paid special cash dividends and regular quarterly cash dividends totaling $20.9 million

●	Ended the quarter with $167.7 million in inventory, down $8.8 million from June 30, 2022

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release. Comparisons are to the first quarter of fiscal 2022.

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)

	Three months ended
	September 30,
	2022	2021	% Change
Net sales	$214,530	$182,327	17.7%
Gross profit	$129,616	$109,192	18.7%
Gross margin	60.4%	59.9%
GAAP operating income	$39,650	$27,360	44.9%
Adjusted operating income*	$37,692	$27,728	35.9%
GAAP operating margin	18.5%	15.0%
Adjusted operating margin*	17.6%	15.2%
GAAP net income	$29,880	$20,153	48.3%
Adjusted net income*	$28,417	$20,429	39.1%
Effective tax rate	25.3%	26.3%
GAAP diluted EPS	$1.17	$0.79	48.1%
Adjusted diluted EPS*	$1.11	$0.80	38.8%
Cash flows from operating activities	$38,422	$16,989	126.2%

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release

BALANCE SHEET and CASH FLOW

Cash and short-term investments totaled $142.4 million at September 30, 2022, compared with $121.1 million at June 30, 2022. The increase of $21.3 million during the quarter was primarily due to $38.4 million in cash generated from operating activities and $8.1 million in proceeds received from a sale-leaseback transaction completed in August 2022 partially offset by $20.9 million in cash dividends paid and capital expenditures of $3.2 million as the Company continues to return capital to shareholders and reinvest back into the business.

Cash from operating activities totaled $38.4 million, an increase from $17.0 million in the prior year period due to an improvement in working capital and higher net income. The increase in working capital was primarily from a reduction in customer deposits as net shipments outpaced written orders and improved collections on accounts receivable partially offset by a reduction in inventory levels.

Cash dividends paid were $20.9 million, which included a special cash dividend of $12.7 million, or $0.50 per share. Ethan Allen has a long history of returning capital to shareholders and is pleased to have paid the special cash dividend in August 2022, which highlights the Company’s strong balance sheet and operating results.

Inventories, net decreased to $167.7 million at September 30, 2022, compared with $176.5 million at June 30, 2022, as the Company restores its operating inventory levels to more historical norms as backlog declines.

Customer deposits from written orders decreased $12.2 million during the quarter and totaled $108.9 million at September 30, 2022. Increased manufacturing capacity and related deliveries combined with the pace of written orders led to the reduction in customer deposits.

No debt outstanding at September 30, 2022.

CONFERENCE CALL

Ethan Allen will host an analyst conference call today, October 26, 2022, at 5:00 PM (Eastern Time) to discuss its results. The analyst conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the conference call:

●	U.S. Participants: 877-705-2976

●	International Participants: 201-689-8798

●	Meeting Number: 13732728

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for up to six months.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETD) is a leading interior design company, manufacturer and retailer in the home furnishings marketplace. The Company is a global luxury home fashion brand that is vertically integrated from product design through home delivery, which offers its customers stylish product offerings, artisanal quality, and personalized service. The Company provides complimentary interior design service to its clients and sells a full range of home furnishings through a retail network of design centers located throughout the United States and abroad as well as online at ethanallen.com. Ethan Allen owns and operates ten manufacturing facilities located in the United States, Mexico and Honduras, including one sawmill, one rough mill and a lumberyard. Approximately 75% of its products are manufactured or assembled in these North American facilities.

For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor / Media Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This press release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income, and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic objectives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic performance, business and industry and the effect of the COVID-19 pandemic on the business operations and financial results. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “COVID-19 impact,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is very difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2022 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)

	Three months ended September 30,
	2022	2021
Net sales	$214,530	$182,327
Cost of sales	84,914	73,135
Gross profit	129,616	109,192
Selling, general and administrative expenses	91,962	81,577
Restructuring and other impairment charges, net of gains	(1,996)	255
Operating income	39,650	27,360
Interest expense and other financing costs	55	48
Interest and other income, net	396	28
Income before income taxes	39,991	27,340
Income tax expense	10,111	7,187
Net income	$29,880	$20,153

Per share data
Diluted earnings per common share:
Net income per diluted share	$1.17	$0.79
Diluted weighted average common shares	25,560	25,451

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	June 30,
ASSETS	2022	2022
Current assets:
Cash and cash equivalents	$92,878	$109,919
Investments	49,566	11,199
Accounts receivable, net	8,607	17,019
Inventories, net	167,656	176,504
Prepaid expenses and other current assets	32,987	32,108
Total current assets	351,694	346,749

Property, plant and equipment, net	221,779	223,530
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	99,500	100,782
Deferred income taxes	1,019	820
Other assets	2,729	2,886
Total ASSETS	$721,849	$719,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$36,744	$37,370
Customer deposits	108,888	121,080
Accrued compensation and benefits	19,955	22,700
Current operating lease liabilities	24,972	25,705
Other current liabilities	17,731	8,788
Total current liabilities	208,290	215,643

Operating lease liabilities, long-term	88,776	89,506
Deferred income taxes	3,769	4,418
Other long-term liabilities	5,275	3,005
Total LIABILITIES	$306,110	$312,572

Shareholders’ equity:
Ethan Allen Interiors Inc. shareholders’ equity	$415,772	$407,349
Noncontrolling interests	(33)	(26)
Total shareholders’ equity	$415,739	$407,323
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$721,849	$719,895

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted earnings per share. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables below provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

(Unaudited)
(In thousands, except per share data)	Three months ended
	September 30,
	2022	2021	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$39,650	$27,360	44.9%
Adjustments (pre-tax)*	(1,958)	368
Adjusted operating income*	$37,692	$27,728	35.9%

Consolidated Net sales	$214,530	$182,327	17.7%
GAAP Operating margin	18.5%	15.0%
Adjusted operating margin*	17.6%	15.2%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$29,880	$20,153	48.3%
Adjustments, net of tax*	(1,463)	276
Adjusted net income	$28,417	$20,429	39.1%
Diluted weighted average common shares	25,560	25,451
GAAP Diluted EPS	$1.17	$0.79	48.1%
Adjusted diluted EPS*	$1.11	$0.80	38.8%

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended
(In thousands)	September 30,
	2022	2021
Gain on sale-leaseback transaction	$(2,257)	$-
Severance, lease exit costs and other charges	299	368
Adjustments to operating income	$(1,958)	$368
Adjustments to income before income taxes	$(1,958)	$368
Related income tax effects on non-recurring items(1)	495	(92)
Adjustments to net income	$(1,463)	$276

(1)	Calculated using the marginal tax rate for each period presented.